UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 3, 2014 (December 27, 2013)

CHINA HOUSING & LAND DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51429	20-1334845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1008, Liuxue Road, Baqiao District

Xi’an, Shaanxi Province

China 710038

(Address of principal executive offices) (zip code)

86-029-82582638

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CPR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2013, China Housing & Land Development, Inc.’s (the “Company”) 2013 Annual Meeting of Stockholders (the “Annual Meeting”) was held.  The following seven (7) directors were elected to serve on the board of directors until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office, whose resumes are attached as follows:

Mr. Pingji Lu, Chairman of the Board of Directors

Mr. Pingji Lu has served as the Chairman of the Board since joining the Company in September 1999. In addition, Mr. Lu was the founder of Lanbo Financial Investment Company Group Limited, where he was the Chairman of the Board and Chief Executive Officer from its formation in September 2003 until its merger with Lanbo Financial Group, Inc., after which Mr. Lu served as the Chairman of the Board and Chief Executive Officer of Lanbo Financial Group, Inc. until December 2005. Prior to that Mr. Lu was the Chairman of the Board and Chief Executive Officer of Xi’an Newstar Real Estate Development Co., Ltd. from 1998 and where he previously served as General Manager from 1992 to 2003. From February 1968 to December 1999, Mr. Lu held various positions in the Chinese military, including soldier, Director of Barrack Administration, Supervisor, and Senior Colonel. Mr. Lu is a member of the Enterprise Credit Association of Shaanxi Province. Mr. Lu graduated from Xi’an Army College with a degree in architectural engineering. On January 12, 2009, Mr. Lu resigned as Chief Executive Officer but has remained as Chairman of the Company. We believe Mr. Pingji Lu, the founder of the Company, has the most extensive knowledge and experience in the real estate industry within the Company and that such knowledge and experience qualify him for the Chairman position.

Mr. Xiaohong Feng, Chief Executive Officer & Director

Mr. Xiaohong Feng has served as the Chief Operating Officer and a Director of the Company since joining the Company in January 2003. In addition, Mr. Xiaohong Feng was a Director of Lanbo Financial Group, Inc. from November 2004 until December 2005. Previously, from 2003-2004, Mr. Feng served as President and a Director of Xi’an Newstar Real Estate Development Co., Ltd. From June 1996 to December 2002, Mr. Feng was General Manager and President of Xi’an Honghua Industry, Inc. He is a member of the China Architecture Association, Vice President of the Shaanxi Province Real Estate Association, and Vice Director of the Xi’an Decoration Association. Mr. Feng received a master’s degree in architecture science from Xi’an Architecture & Technology University in 1990. On January 12, 2009, Mr. Feng was appointed Chief Executive Officer of the Company. We believe Mr. Xiaohong Feng has extensive real estate knowledge and experience, as well as a strong architecture background. In addition, his role as Chief Executive Officer provides him with intimate knowledge of our operations and the markets in which we conduct our business. It is for these qualities that he was selected to serve on the Board.

Mr. Cangsang Huang, Chief Financial Officer & Director

Mr. Cangsang Huang has served as a Director since October 2009, and beginning in October 2008, served first as Assistant Chief Financial Officer and then Chief Financial Officer of the Company. Mr. Huang worked at Cantor Fitzgerald from 2006 until 2007 and played an active role in several public financings for companies in the transportation/shipping sectors as well as several U.S. listed publicly-traded Chinese companies. In 2007, Mr. Huang worked for Merriman Curhan & Ford Inc. (“Merriman”) followed by Collins Stewart LLC (“Collins Stewart”). He helped set up Merriman and Collins Stewart’s China banking practices and participated in several China related financing transactions. From 2001 to 2004, Mr. Huang worked in Guangzhou, China with China Communication Construction Company Limited (1800.HK) as a project manager where he provided financial advisory services to both private and state-owned companies and participated in multiple multi-billion RMB infrastructure projects. Mr. Huang graduated from Shanghai Maritime University with a degree in transportation economics and has a master’s degree in statistics from Columbia University.  We believe Mr. Cangsang Huang is qualified to serve on the Board because he has extensive investment banking experience, and extensive knowledge of U.S. capital markets.

Mr. Heung Sang Fong, Independent Director

Mr. Fong has served as an independent Director of the Company since September of 2010. He also serves as Chief Financial Officer, Corporate Secretary, and Director of China Electric Motor Inc. (“China Electric”). Mr. Fong has served as China Electric’s Chief Financial Officer and Corporate Secretary since June 2010 and as a Director of China Electric since January 2010. From February 2009 to March 2010, Mr. Fong served as the Chief Financial Officer and as a Director of Apollo Solar Energy, Inc. (OTCBB: ASOE). From December 2006 to January 2009, Mr. Fong served as the Executive Vice President of Corporate Development of Fuqi International, Inc. (NASDAQ: FUQI). From January 2004 to November 2006, Mr. Fong served as the Managing Partner of Iceberg Financial Consultants, a financial advisory firm based in China that advises Chinese clients in capital raising activities in the United States. From December 2001 to December 2003, Mr. Fong was the Chief Executive Officer of Holley Communications, a Chinese company that engaged in CDMA chip and cell phone design. From March 2002 to March 2004, he served as Chief Financial Officer of Pacific Systems Control Technology, Inc. From May 2001 to November 2001, Mr. Fong was the Director of Finance of PacificNet, Inc., a customer relationship management, mobile internet, e-commerce and gaming technology company based in China. Mr. Fong graduated from the Hong Kong Baptist College with a diploma in History in 1982. He also received an MBA from the University of Nevada at Reno in 1989 and a master’s degree in Accounting from the University of Illinois at Urbana Champaign in 1993. Mr. Fong’s long and varied business career, including service as a CFO and Director of a publicly-traded company, as well as his financial and accounting experience as a U.S. CPA and knowledge of capital markets qualify him to serve on the Board.

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Mr. Yusheng Lin, Independent Director

Mr. Yusheng Lin has served as an independent Director of our Company since October of 2011. Mr. Lin is currently the Executive Director of Kingworld Medicines Group Ltd. (01110.HK) (“KMG”). He has been the deputy general manager of SZK since June 2006. He is primarily responsible for the capital management and the operations of KMG, a company that he joined in August of 2009. He has more than 10 years of experience in the pharmaceutical industry. From 1999 to 2004, he worked at Xi’an Lijun Pharmaceutical Company Limited (“XLPC”), which is principally engaged in the manufacture and sale of pharmaceutical products in the PRC. XLPC is a wholly owned subsidiary of Lijun International Pharmaceutical (Holding) Company Limited (2005.HK) (“XLPC Parent”), a company listed on the Hong Kong Stock Exchange which, together with its subsidiaries, is engaged in the research, development, manufacture and sale of finished medicines and bulk pharmaceutical products to hospitals and distributors. Mr. Lin held the position of vice president of XLPC Parent from 2004 to 2006. From 2005 to 2006, he also held the position of chairman of XLPC. In 1989, he obtained a bachelor’s degree in philosophy from Yanan University. He received a master’s degree in business administration from Hong Kong Polytechnic University in 2006. We believe Mr. Lin’s wealth of business experience enable him to effectively contribute as a member of the Board.

Mr. Suiyin Gao, Independent Director

Mr. Suiyin Gao has served as an independent Director of our Company since October 2007. He has over 30 years of experience in human resources and management consulting. Mr. Gao is currently the head of the Shaanxi Senior Talent Office, which is affiliated with the Shaanxi provincial government and is focused on corporation management, consultation and human resources services. Mr. Gao is the founder and chairman of Shaanxi Management Member Club, one of the largest manager clubs in Shaanxi province. Mr. Gao is currently an independent director of six enterprises, and also has acted as a senior consultant to more than twenty enterprises. Previously, beginning in 1973, Mr. Gao worked in government service. In 1998, Mr. Gao received his MBA from Northwest University in China. We believe Mr. Gao’s qualifications to serve on the Board include his extensive knowledge and experience in human resources and management consulting as well as his knowledge of our industry.

Mr. Albert McLelland, Independent Director

Mr. Albert McLelland has served as an independent Director since February 2009. He also serves as the Chairman of the Board’s Audit Committee.

In 2011 he served as Chairman of the Special Committee for the sale of for China Fire & Security Group, Inc. to Bain Capital. From 2008 until its sale, Mr. McLelland served as an independent Director and Chairman of the Audit Committee of the Board of Directors for China Fire & Security Group, Inc. Mr. McLelland also served as an independent Director of Yanglin Soybean, Inc.

Since 2001, he has been a Senior Managing Director of AmPac Strategic Capital, LLC, a boutique merchant bank focusing on originating and executing cross border transactions in China. Prior to founding AmPac, Albert was a Director of Financial Advisory Services at PricewaterhouseCoopers’ (PwC) and member of the Chairman’s Key Account Management (KAM) team, responsible for the day-to-day operations of their cross border transactions group operating during the Asian Financial Crisis. Mr. McLelland, from 1993 to 1998, founded and became the Managing Director of Pearl Delta Capital Corporation, a specialty investment bank located in Taipei, Taiwan. Pearl Delta Capital Corporation focused on raising funds and executing cross border transactions from direct investments to mergers and acquisitions for or with Greater China-based venture capital firms. Prior to that, he was in charge of corporate finance at CEF Taiwan Limited, the Taiwan branch of a large regional merchant bank that was a joint venture between Canadian Imperial Bank and Cheung Kong (a leading Hong Kong conglomerate). He began his investment banking career at Shearson Lehman underwriting bond issues.

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He has also serves as an Adjunct Professor teaching “Venturing in China” at the Caruth Institute for Entrepreneurship at the Cox School of business at Southern Methodist University and as a guest lecturer at the Fudan University School of Management in Shanghai. He holds an MBA from the University of Chicago and a Master’s Degree in International Affairs from Columbia University. He completed his undergraduate studies at the University of South Florida and studied Mandarin at the National Normal University in Taiwan. He has also earned a Certificate of Director Education from the National Association of Corporate Directors. We believe Mr. McLelland’s wealth of finance and business experience enables him to effectively contribute as a member of the Board.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the Company’s stockholders at the Annual Meeting:

(1)	The election of seven (7) directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

The votes regarding the election of the persons named above as directors were as follows:

NOMINEE	FOR	WITHHELD
Pingji Lu	24,428,761	796,400
Xiaohong Feng	24,428,961	796,200
Cangsang Huang	24,428,961	796,200
Yusheng Lin	24,428,961	796,200
Heung Sang Fong	24,428,961	796,200
Albert McLelland	24,428,961	796,200
Suiyin Gao	24,428,761	796,400

(2)	The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2013 proxy statement.

The proposal was approved by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN
24,480,496	12,295	732,370

(3)	The proposal to recommended, on an advisory basis, to hold an advisory vote on the compensation of the Company’s named executive officers on an one, two or three year, basis.

The result of the voting was three years by the votes set forth in the table below:

THREE YEARS	TWO YEARS	ONE YEAR	ABSTAIN
19,271,093	25,300	5,197,098	11,270

(4)	The proposal to ratify the selection of the Company’s independent registered public accounting firm.

The proposal was approved by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN
31,802,215	201,234	734,536

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2014	CHINA HOUSING & LAND DEVELOPMENT INC.

	By:	/s/ Cangsang Huang
Name: Cangsang Huang
Title: Chief Financial Officer

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